UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas,
39th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Safehold Inc. (the “Company” or “SAFE”) filed with the U.S. Securities and Exchange Commission on June 22, 2023 (the “Original 8-K”). The Original 8-K reported the final results of the Company’s 2023 annual meeting of stockholders held on June 20, 2023 (the “Annual Meeting”). The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder votes to approve, on a non-binding, advisory basis, the compensation of SAFE’s named executive officers (“Say-on-Pay”). No other changes have been made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original 8-K, in a non-binding, advisory vote on the frequency of future Say-on-Pay votes held at the Annual Meeting, the Company’s stockholders expressed their preference for a Say-on-Pay vote to be conducted every year. On July 25, 2023, the Company’s Board of Directors (the “Board”) considered the outcome of this advisory vote and determined that future Say-on-Pay votes will be conducted every year. The next advisory vote regarding the frequency of Say-on-Pay votes is required to occur no later than the Company’s 2029 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safehold Inc.

By:	/s/ Jay Sugarman
	Name:	Jay Sugarman
	Title:	Chief Executive Officer

Date:	November 13, 2023